Exhibit 99.2

INTEGRITY FINANCIAL CORPORATION

DIVIDEND DECLARATION

HICKORY, N.C., Nov 1, Integrity Financial Corporation (Nasdaq: IFCB) The Board of Directors of Integrity Financial Corporation, Hickory, N.C. declared a semiannual cash dividend of $.08 per share at a meeting held on October 28th, 2004. The cash dividend is payable to shareholders of record at the close of business on October 29, 2004 and will be paid on November 15, 2004.

Questions about this release can be directed to Susan Mikels at 828-315-6202.